                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         Lifeline Systems, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                             LIFELINE SYSTEMS, INC.

                               ----------------

                            NOTICE OF ANNUAL MEETING

                                  MAY 17, 1995

To the Stockholders of LIFELINE SYSTEMS, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders of Lifeline Systems, Inc., a Massachusetts corporation (the "Company"), will be held on Wednesday, May 17, 1995, at 10:00 A.M., Boston time, at Hale and Dorr, 60 State Street (Hale and Dorr Suites, 26th Floor), Boston, Massachusetts 02109, to consider and act upon the following matters:

    1. To elect three Class III Directors, each to hold office until the Annual Meeting of Stockholders in 1998 and until his or her successor is elected and qualified;

    2. To ratify and approve the Company's 1995 Employee Stock Purchase
       Plan;

    3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

  This Notice and the accompanying proxy materials are being mailed to all holders of the Company's Common Stock. The close of business at 5:00 P.M., March 24, 1995 is the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The stock transfer books of the Company remain open.

                                          By Order of the Board of Directors,

                                          NORMAN B. ASHER, Clerk

Cambridge, Massachusetts
April 12, 1995

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             LIFELINE SYSTEMS, INC.
                               640 MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02139

                               ----------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 1995

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lifeline Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 A.M. on Wednesday, May 17, 1995 (the "Annual Meeting") and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company, by the submission of another signed proxy bearing a later date or by the stockholder's personal attendance at the meeting and voting by ballot.

  The Board of Directors has fixed March 24, 1995 as the record date for determining stockholders who are entitled to vote at the Annual Meeting. At the close of business on March 24, 1995 there were outstanding and entitled to vote 5,628,672 shares of the Common Stock, $.02 par value, of the Company. Each share is entitled to one vote.

  The Company's Annual Report and these proxy materials were first mailed to stockholders on or about April 12, 1995.

  THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY IN CARE OF CORPORATE SECRETARY, 640 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02139.

VOTES REQUIRED AND TABULATION OF VOTES

  The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the approval of the Company's 1995 Employee Stock Purchase Plan and the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors, the approval of the 1995 Employee Stock Purchase Plan and the ratification of accountants.

  In addition to the vote required to approve the Company's 1995 Employee Stock Purchase Plan, in order for such plan to qualify under Rule 16b-3, which provides an exemption from Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for certain employee benefit plans, the plan must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting. For these purposes, an abstention will be treated the same as a vote against the proposal.

BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information, as of February 1, 1995, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) all directors and executive officers of the Company as of February 1, 1995 as a group:

                                               SHARES OF COMMON  PERCENTAGE OF
   NAME OF BENEFICIAL                         STOCK BENEFICIALLY  COMMON STOCK
         OWNER                                     OWNED(1)      OUTSTANDING(2)
   ------------------                         ------------------ --------------
    L. Dennis Shapiro(3)....................        770,833           13.7%
      24 Essex Road
      Chestnut Hill, MA 02167
    FMR Corp.(4)............................        354,300            6.4%
      82 Devonshire Street
      Boston, MA 02109
    Ronald Feinstein(5).....................        338,651            6.0%
      c/o Lifeline Systems, Inc.
      640 Memorial Drive
      Cambridge, MA 02139
    Michael A. Noch(6)......................        289,800            5.3%
      124 East Woods Road
      Pound Ridge, NY 10576
    Steven M. Tritman(7)....................         38,025              *
    Joseph E. Kasputys, Ph.D.(8)............         25,650              *
    Gordon C. Vineyard, M.D.(9).............         14,501              *
    Everett N. Baldwin(10)..................         20,500              *
    Carolyn C. Roberts(11)..................          2,000              *
    Paul V. Vizzini(12).....................         26,580              *
    Richard M. Reich(13)....................         68,588            1.2%
    John D. Gugliotta(14)...................         30,689              *
    Donald G. Strange(15)...................         11,000              *
    All directors and executive officers as
     a group (13 persons)(16)...............      1,397,133           23.6%

- - --------
  * Less than 1% of the outstanding Common Stock.

                                         (Footnotes continued on following page)

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed.
 (2) Number of shares deemed outstanding includes 5,495,415 shares outstanding as of February 1, 1995, plus any shares subject to options held by the named person or entity that are currently exercisable or exercisable within 60 days after February 1, 1995.
 (3) Includes 115,500 shares subject to stock options held by Mr. Shapiro that are currently exercisable or exercisable within 60 days after February 1, 1995. Also includes the following shares, as to all of which Mr. Shapiro disclaims beneficial ownership: 4,124 shares held by Mr. Shapiro as custodian for three minor children, over which he has sole voting and investment power; and 35,312 shares held by Mr. Shapiro's wife, 12,360 shares held by Mr. Shapiro's wife as custodian for three minor children, 66,000 shares held by Mr. Shapiro's wife as co-trustee of three trusts for his children and 17,062 shares held by Mr. Shapiro's children, over which he has shared voting and investment power.
 (4) Represents holdings based on information provided by FMR Corp. in Schedule 13G dated February 13, 1995. Includes 31,000 shares owned by an institutional account over which Edward D. Johnson 3d and FMR Corp., indirectly through its control of Fidelity Management Trust Company, has sole voting and investment power and 280,800 shares owned by Fidelity
     Trend Fund over which each of FMR Corp. and its Chairman, Edward D.
     Johnson 3d, has sole investment power. The sole power to vote these 280,800 shares is possessed by the Board of Trustees of Fidelity Trend Fund. The Chairman of the Fidelity Trend Fund's Proxy Committee is the President of Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp.
 (5) Includes 138,501 shares subject to stock options held by Mr. Feinstein that are currently exercisable or exercisable within 60 days after February 1, 1995. Includes 16,000 shares held by Mr. Feinstein's children. Includes 4,867 shares beneficially owned by Mr. Feinstein through the Lifeline Employees' Savings and Investment Plan (the "401(k) Plan"), as to which shares Mr. Feinstein possesses sole investment power but no voting power. Also includes 83,333 shares pledged to the Company to secure a $250,000 loan by the Company to Mr. Feinstein. See "Other Arrangements-- Feinstein Employment Agreement."
 (6) Represents holdings based on information provided to the Company by Michael A. Noch.
 (7) Includes 1,650 shares held by Mr. Tritman's wife, as to which he disclaims beneficial ownership. Also, includes 13,500 shares subject to stock options held by Mr. Tritman that are currently exercisable or exercisable within 60 days after February 1, 1995.
 (8) Includes 15,000 shares subject to stock options held by Dr. Kasputys that are currently exercisable or exercisable within 60 days after February 1, 1995.
 (9) Includes 13,500 shares subject to stock options held by Dr. Vineyard that are currently exercisable or exercisable within 60 days after February 1, 1995.
(10) Includes 13,500 shares subject to stock options held by Mr. Baldwin that are currently exercisable or exercisable within 60 days after February 1, 1995.
(11) Includes 1,000 shares subject to stock options held by Ms. Roberts that are currently exercisable or exercisable within 60 days after February 1, 1995.
(12) Includes 9,000 shares subject to stock options held by Mr. Vizzini that are currently exercisable or exercisable within 60 days after February 1, 1995. Also includes 880 shares beneficially owned by Mr. Vizzini through the 401(k) Plan as to which shares Mr. Vizzini possesses sole investment power but no voting power.
                                         (Footnotes continued on following page)

(13) Includes 35,667 shares subject to stock options held by Mr. Reich that are currently exercisable or exercisable within 60 days after February 1, 1995. Also includes 5,421 shares beneficially owned by Mr. Reich through the 401(k) Plan, as to which shares Mr. Reich possesses sole investment power but no voting power.
(14) Includes 29,000 shares subject to stock options held by Mr. Gugliotta that are currently exercisable or exercisable within 60 days after February 1, 1995. Also includes 1,689 shares beneficially owned by Mr. Gugliotta through the 401(k) Plan, as to which shares Mr. Gugliotta possesses sole investment power but no voting power.
(15) Includes 9,000 shares subject to stock options held by Mr. Strange that are currently exercisable or exercisable within 60 days after February 1, 1995.
(16) Includes an aggregate of 432,734 shares subject to stock options that are currently exercisable or exercisable within 60 days after February 1, 1995.

1. ELECTION OF DIRECTORS

  The Company's Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three year terms. There are currently two Class I Directors, whose terms expire at the 1996 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 1997 Annual Meeting of Stockholders, and three Class III Directors, whose terms expire at the 1995 Annual Meeting of Stockholders.

  The persons named in the proxy will vote to elect as Class III Directors the three nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Because the Board of Directors has fixed the number of Class III directors at three members, the proxy may not be voted for more than three directors. If any of the nominees becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable. The nominees, Steven M. Tritman, Gordon C. Vineyard, M.D., and Carolyn C. Roberts, have been directors since 1984, 1985 and 1994, respectively. Each of the nominees will be elected to hold office until the Annual Meeting of Stockholders in 1998, and until his or her successor is elected and qualified.

  The following table sets forth the name of each of the nominees for election to the Board of Directors at the Annual Meeting, followed by the name of each other director who will continue in office after the Annual Meeting, and each such person's principal occupation and business experience during the past five years, his or her age and the year in which he or she became a director of the
Company:

                          NAME, AGE, PRINCIPAL OCCUPATION                            FIRST
                              AND BUSINESS EXPERIENCE                               BECAME A
                            DURING THE PAST FIVE YEARS                              DIRECTOR
                          -------------------------------                           --------
THE THREE NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO SERVE UNTIL THE ANNUAL
 MEETING OF STOCKHOLDERS IN 1998:
Steven M. Tritman.................................................................    1984
 Age 47; Mr. Tritman has been President and Chief Executive Officer of InterGREAT,
  Inc., which develops and markets performance enhancement software, since
  November 1994. From November 1990 to October 1994, Mr. Tritman was President of
  Innovation Associates, a management consulting firm, prior to which time he was its Chairman, from January 1988 to November 1990. He was also President of
  Little & Company, a financial and information services firm, from January 1989 until November 1990.** ***

                          NAME, AGE, PRINCIPAL OCCUPATION                            FIRST
                              AND BUSINESS EXPERIENCE                               BECAME A
                            DURING THE PAST FIVE YEARS                              DIRECTOR
                          -------------------------------                           --------
Gordon C. Vineyard, M.D. .........................................................    1985
 Age 58; Dr. Vineyard has been Director of Surgical Specialties and Radiology and
  Surgeon-in-Chief of the Harvard Community Health Plan's Health Centers Division
  since 1991. From 1980 to 1991, he was its Chief of Surgery. He is also an
  Associate Clinical Professor of Surgery at The Harvard Medical School. Dr.
  Vineyard has been a surgeon at Boston's Brigham and Women's Hospital since
  1972.*
Carolyn C. Roberts................................................................    1994
 Age 56; Ms. Roberts has been President and Chief Executive Officer at Copley
  Health Systems, Inc. since 1985. Since 1982, she has also been President and
  Chief Executive Officer of Copley Hospital, Inc. Ms. Roberts has served on the
  Board of Trustees of the American Hospital Association since 1990, was Chair of the Board in 1994 and is currently a member of its Executive Committee.
THE TWO CLASS I DIRECTORS NAMED BELOW WILL CONTINUE IN OFFICE UNTIL THE ANNUAL
 MEETING OF
 STOCKHOLDERS IN 1996:
L. Dennis Shapiro.................................................................    1978
 Age 61; Mr. Shapiro has been Chairman of the Board since 1978. Mr. Shapiro was
  Chief Executive Officer and Treasurer of the Company from 1978 through December
  1988.* **
Everett N. Baldwin................................................................    1991
 Age 62; Mr. Baldwin has been President and Chief Executive Officer and a Director of Welch Foods, Inc. since August 1982.* ** ***
THE TWO CLASS II DIRECTORS NAMED BELOW WILL CONTINUE IN OFFICE UNTIL THE ANNUAL
 MEETING OF
 STOCKHOLDERS IN 1997:
Ronald Feinstein..................................................................    1985
 Age 48; Mr. Feinstein has been President and Chief Executive Officer of the Com-
  pany since January 1, 1993. In October 1992, Mr. Feinstein was appointed Chief
  Operating Officer and Executive Vice President of the Company. Mr. Feinstein was
  the President and Chief Executive Officer of International Business Interiors
  from January 1991 to September 1992. From January 1989 to December 1990, Mr.
  Feinstein was the President of the European Stationery Group of Dennison Manu-
  facturing Company. From 1982 to 1988, Mr. Feinstein was the President, Chief Ex-
  ecutive Officer and Director of Dennison National Company, a wholly owned sub-
  sidiary of Dennison Manufacturing Company.
Joseph E. Kasputys, PH.D. ........................................................    1985
 Age 58; Dr. Kasputys has been Chairman, President and Chief Executive Officer of
  Primark Corporation, an international company primarily engaged in information service businesses, since June 1987.** ***

- - --------
  * Member of the Audit Committee.
 ** Member of the Compensation Committee.
*** Member of the Stock Option Plans Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Company has an Audit Committee, which held two meetings during the fiscal year ended December 31, 1994. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, to review and approve any major accounting policy changes affecting the Company's operating results, to review the arrangements for and scope of the independent audit and the results of the audit, to review the scope of non-audit activities performed by the independent auditors and to assure that the auditors are in fact independent, and to establish and monitor policies to prohibit unethical, questionable or illegal activities by employees of the Company.

  The Company has a Compensation Committee, which held two meetings during the fiscal year ended December 31, 1994. The principal function performed by the Compensation Committee is to make recommendations to the Board of Directors as to compensation arrangements, including bonuses for senior management. The Company also has a Stock Option Plans Committee, which was formed in February 1994. The principal function of the Stock Option Plans Committee is to grant stock options to employees of the Company and to otherwise administer the Company's stock option plans.

  The Company has no nominating committee of the Board of Directors or committee performing similar functions. The Board of Directors will consider nominees for director recommended by stockholders of the Company. The names of such nominees should be forwarded to the Corporate Secretary, Lifeline Systems, Inc., 640 Memorial Drive, Cambridge, Massachusetts 02139, who will submit them to the Board of Directors for its consideration.

  During the fiscal year ended December 31, 1994, the Board of Directors of the Company held six meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the number of meetings of the committees of the Board on which they respectively served.

DIRECTORS' COMPENSATION

  Each director who is not an executive officer receives an annual retainer fee of $5,000 plus $750 for each Board meeting attended and $500 for each Committee meeting attended ($750 for each day during which a director attended both a Board and a Committee meeting). The Chairmen of the Audit Committee and the Compensation Committee each receive an annual fee of $2,500 for their services in this capacity in addition to their regular annual retainer fee. Executive officers do not receive any additional remuneration for their services as directors. The Chairman of the Board, Mr. Shapiro, receives an annual fee of $10,000 for his services as Chairman in addition to his regular annual retainer fee.

  The Company's 1991 Stock Option Plan provides that non-employee directors receive, on the sixth business day of each calendar year, options to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant, vesting one-third on the date of grant and one-third on each of the next two anniversary dates. Pursuant to this provision, on January 10, 1994, each of the then non-employee directors received options to purchase 3,000 shares of Common Stock at an exercise price of $4.438 per share (the fair market value on the date of grant), and on January 9, 1995, each of the then non-employee directors received options to purchase 3,000 shares of Common Stock at an exercise price of $5.50 per share (the fair market value on the date of grant). In addition, in September 1994 in connection with her initial election as a director, Ms. Roberts received an option to purchase 3,000 shares of Common Stock at $4.25 per share (which represented the fair market value of the Common Stock on the date of grant) vesting one-third on the date of grant and one-third on each of the next two anniversary dates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Kasputys, Baldwin, Shapiro and Tritman served as members of the Compensation Committee during the Company's most recent fiscal year. Mr. Shapiro is the Chairman of the Board of Directors and previously served at various times as the Company's President, Chief Executive Officer and Treasurer.

EXECUTIVE COMPENSATION

 Summary Compensation

  The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended December 31, 1994 who were serving as executive officers at December 31, 1994 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                      LONG-TERM
                              ANNUAL COMPENSATION    COMPENSATION
                              -------------------    ------------
                                                      SECURITIES
                                                      UNDERLYING
                                                       OPTIONS     ALL OTHER
        NAME AND               SALARY     BONUS        GRANTED    COMPENSATION
   PRINCIPAL POSITION    YEAR    ($)       ($)          (#)(1)       ($)(2)
   ------------------    ---- -------------------    ------------ ------------
Ronald Feinstein........ 1994 $ 206,667 $ 144,492(4)    40,000       $1,000
 President and Chief Ex-
  ecutive                1993   200,000   125,500(4)       --           667
 Officer(3)              1992    55,061       --       250,000          --
Paul V. Vizzini......... 1994   125,000    44,276(6)     7,500        1,000
 Vice President, Market-
  ing(5)                 1993    68,231    27,600(6)    50,000        1,000
Richard M. Reich........ 1994   121,588    44,902(6)    10,000        1,000
 Vice President, Tech-
  nology and             1993   120,888    34,720(6)     7,500        1,000
 Advanced Services       1992   119,861       --         5,000        1,000
John D. Gugliotta....... 1994   117,604    41,711(6)     7,500          --
 Vice President, Opera-
  tions                  1993   112,125    34,720(6)     7,500          --
                         1992   110,903       --         5,000        1,000
Donald G. Strange....... 1994   108,153    39,284(6)     7,500        1,000
 Vice President,
  Sales(7)               1993    82,821    24,402(6)    25,000        1,000

- - --------
(1) Reflects the grant of options to purchase Common Stock.
(2) Represents Company contributions to the Company's 401(k) Plan.
(3) Mr. Feinstein became an executive officer of the Company in October 1992.
(4) Includes $14,950 and $21,200 paid to Mr. Feinstein as a special bonus pursuant to the terms of his employment agreement with the Company, which amount was based on the Company's pre-tax profit in 1994 and 1993, respectively. See "Other Arrangements--Feinstein Employment Agreement."
(5) Mr. Vizzini became an executive officer of the Company in June 1993.
(6) Represents amounts paid under the Company's Executive Bonus Plan.
(7) Mr. Strange became an executive officer of the Company in February 1993.

 Option Grants

  The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 1994 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                         -----------------------------------------
                                                                   POTENTIAL REALIZABLE
                                     PERCENT                         VALUE AT ASSUMED
                         SECURITIES  OF TOTAL                          ANNUAL RATES
                           UNDER-    OPTIONS   EXERCISE               OF STOCK PRICE
                           LYING    GRANTED TO    OR                 APPRECIATION FOR
                          OPTIONS   EMPLOYEES    BASE                 OPTION TERM(1)
                          GRANTED   IN FISCAL   PRICE   EXPIRATION ---------------------
     NAME                   (#)        YEAR     ($/SH)     DATE      5%($)      10%($)
     ----                ---------- ---------- -------- ---------- ---------- ----------
Ronald Feinstein........  40,000(2)   33.0%     $5.00    2/11/04   $  125,779 $  318,748
Paul V. Vizzini.........   5,000(3)    4.1%      5.00    2/11/04       15,722     39,844
                           2,500(4)    2.1%      5.00    2/11/01        5,089     11,859
Richard M. Reich........   5,000(4)    4.1%      4.25    2/11/01        7,825     17,977
                           3,334(3)    2.8%      5.00    2/11/04       10,484     26,568
                           1,666(4)    1.4%      5.00    2/11/01        3,391      7,903
John D. Gugliotta.......   5,000(3)    4.1%      5.00    2/11/04       15,722     39,844
                           2,500(4)    2.1%      5.00    2/11/01        5,089     11,859
Donald G. Strange.......   5,000(3)    4.1%      5.00    2/11/04       15,722     39,844
                           2,500(4)    2.1%      5.00    2/11/01        5,089     11,859

- - --------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(2) Fully exercisable on date of grant. Under the terms of the Company's 1994 Stock Option Plan, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(3) Exercisable in installments beginning 12 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the shares becoming exercisable on each successive anniversary date. Under the terms of the Company's 1991 Stock Option Plan, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4) One-third of the shares covered by the option becomes exercisable on April 15 of the year following the first year ending after the date of grant in which the Company's after-tax earnings meet a specified level, and one-third of the shares becomes exercisable on April 15 of each of the two following years. Under the terms of the Company's 1991 Stock Option Plan, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options, other than the option for 5,000 shares granted to Mr. Reich, which was for a term of approximately 6 1/2 years, were granted for a term of seven years, subject to earlier termination in certain events related to termination of employment.

 Option Exercises and Year-End Values

  The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1994 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1994:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF
                          SHARES             SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                         ACQUIRED             UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            ON     VALUE     AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END($)(1)
                         EXERCISE REALIZED ------------------------- -------------------------
     NAME                  (#)      ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
     ----                -------- -------- ------------------------- -------------------------
Ronald Feinstein........    --        --        138,501/160,000          $264,458/$420,000
Paul V. Vizzini.........    --        --          8,000/ 49,500            18,496/ 101,792
Richard M. Reich........  7,500   $20,310        33,000/ 19,500           106,365/  27,063
John D. Gugliotta.......    --        --         26,000/ 17,000            84,121/  21,750
Donald G. Strange.......    --        --          4,000/ 28,500            10,500/  59,813

- - --------
(1) Based on the fair market value of the Common Stock on December 31, 1994 ($5.625), less the option exercise price.

OTHER ARRANGEMENTS

 Feinstein Employment Agreement

  Pursuant to the terms of an employment agreement, as amended, effective as of August 27, 1992, Ronald Feinstein became the Executive Vice President and Chief Operating Officer of the Company on October 1, 1992, and the President and Chief Executive Officer on January 1, 1993. Mr. Feinstein receives a base salary of not less than $200,000 annually. Pursuant to the terms of Mr. Feinstein's agreement, on September 1, 1992, the Company sold to Mr. Feinstein 83,333 shares of the Company's Common Stock at a price of $3.00 per share (which represented the fair market value of the Common Stock on August 27, 1992) for an aggregate price of $250,000. The Company loaned $250,000 to Mr. Feinstein for seven years at an annual interest rate of 5.98% pursuant to the terms of a promissory note (the "Note") which is secured by the Common Stock that Mr. Feinstein purchased. The Note will accelerate and become immediately due and payable in certain cases within 90 days of termination of employment or on the twentieth business day following a determination (the "Determination Date") by the Chief Financial Officer of the Company, with the approval of the Chairman of the Stock Option Plans Committee, that the value of 40,000 shares of Common Stock exceeds (i) the sum of $450,000 plus (ii) the federal and state taxes in effect on the Determination Date applicable to long-term capital gain, determined as if 40,000 shares, with a total cost of $200,000, were bought and sold on the Determination Date and resulted in a net profit after applicable taxes of $250,000.

  Until the Note is paid in full, but in no event later than April 15, 1999, the Company will pay Mr. Feinstein a bonus equal to the lesser of (x) the annual interest due on the Note and (y) 1% of the Company's pre-tax profit (a) in the first year that the Company achieves a specified level of after-tax net profit, and (b) in subsequent years, in the event that the Company achieves certain percent increases in net profit from the previous year. Pursuant to this provision of his employment agreement, Mr. Feinstein earned a bonus of

$14,950 for the year ending December 31, 1994. In addition, Mr. Feinstein is eligible to receive a bonus equal to 40% of his base salary if the Company achieves the annual profit performance plan goals adopted by the Board of Directors and a bonus of greater than 40% of his base salary if the Company exceeds such goals. During the term of his employment agreement, Mr. Feinstein will continue to serve as a member of the Board of Directors.

  Pursuant to his employment agreement, Mr. Feinstein also received a nonstatutory stock option to purchase up to 150,000 shares of Common Stock at an exercise price of $3.00 per share (which represented the fair market value on the date of grant), vesting one-fifth on the date of grant and one-fifth on each of the next four anniversary dates. In addition, Mr. Feinstein was granted a stock option to purchase up to 100,000 shares of Common Stock at $3.00 per share (which represented the fair market value on the date of grant), subject to a vesting schedule that is based on the achievement of certain financial performance objectives by the Company. Upon a change in control of the Company,
(i) the stock option for 150,000 shares described above would be accelerated and deemed to be vested and (ii) the stock option for 100,000 shares described above would also be accelerated and deemed to be vested, provided that the Company has achieved a certain level of profitability for the four quarters preceding such change in control. Notwithstanding the foregoing, in the event that there is a change in control prior to August 27, 1995 and no options are then exercisable, the option covering 100,000 shares will become immediately exercisable with respect to 50,000 shares. Furthermore, on February 11, 1994, Mr. Feinstein received a nonstatutory, fully vested option under the Company's 1994 Stock Option Plan to purchase 40,000 shares of Common Stock at an exercise price of $5.00 per share (which represented the fair market value on the date of grant). Upon termination by the Company of his employment as Chief Executive Officer and his membership on the Board of Directors, other than for cause, Mr. Feinstein will continue to receive his salary for 12 months.

 Change of Control Agreements

  Each of the Company's executive officers, other than Mr. Feinstein, has entered into an agreement with the Company which provides that, if within 12 months of a change of control of the Company, such officer's employment is terminated without cause or the officer terminates his or her employment with the Company due to a significant change in responsibilities or condition of employment, then such officer would be entitled to receive a payment equal to one year's base salary then being paid to him or her.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the CRSP Total Return Index for Nasdaq Health Services Stocks, ("Nasdaq Health Services Stocks"). This graph assumes the investment of $100 on December 31, 1989 in the Company's Common Stock, the Nasdaq Composite Index and the industry index and assumes dividends are reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 1989, 1990, 1991, 1992, 1993 and 1994.

                                    [Chart]

                                  1989    1990    1991    1992    1993    1994
                                 ------- ------- ------- ------- ------- -------
Lifeline Systems, Inc........... $100.00 $486.70 $550.00 $145.00 $190.00 $225.00
Nasdaq Composite Index..........  100.00   84.90  136.30  158.60  180.90  176.90
Nasdaq Health Services Stocks...  100.00  116.00  258.20  267.40  308.60  332.40

                      REPORT OF THE COMPENSATION COMMITTEE

 Overview and Philosophy

  The Compensation Committee of the Board of Directors (the "Committee") is composed of four non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to the review and approval of the entire Board. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation of the executive officers of the Company. The Company also has a Stock Option Plans Committee, which grants stock options to executives and other key employees of the Company and otherwise administers the Company's stock option plans.

  The objectives of the Company's executive compensation program are as follows:

  . support the achievement of strategic goals and objectives of the Company

  . attract and retain key executives critical to the long-term success of the Company

  . align the executive officers' interests with the success of the Company

 Compensation Program

  The Company's executive compensation program consists of three principal elements: base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options. Generally, the Company's objective is to pay base compensation which is comparable to the fiftieth percentile total compensation package offered to officers in similar positions at comparable companies, and to pay total compensation, including annual cash bonuses and long-term incentives such as stock options, comparable to the seventy-fifth percentile total compensation package offered to officers in similar positions at comparable companies.

  The Company's annual cash bonus plan is designed to create incentives for meeting pre-tax profit goals. The Committee establishes a target bonus amount, which would be paid out in full in the event that the Company achieves an established pre-tax profit level, and which would be paid out to a lesser or greater extent in the event that the goals are not met or are surpassed. No annual cash bonus is paid if the Company's pre-tax profit falls below a minimum level established by the Committee.

  Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return.

  Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors, including (i) the job level of the executive,
(ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. Further, the Committee has typically divided stock option awards into two-thirds non-qualified options which vest over time and one-third with vesting schedules that begin upon the achievement of financial goals.

  The Compensation Committee periodically reviews all elements of officer compensation with independent experts retained by the Company for this purpose.

 Chief Executive Officer's 1994 Compensation

  Ronald Feinstein, the Chief Executive Officer of the Company since January 1, 1993, is generally compensated on the same basis as the other executive officers of the Company, including a combination of base salary, bonus plan payments and stock options. In fixing Mr. Feinstein's base salary, the Committee reviewed salary data for chief executive officers of comparable companies, at both the fiftieth and seventy-fifth percentile, as well as Mr. Feinstein's performance and the scope of his responsibilities.

  The Stock Option Plans Committee awarded to Mr. Feinstein in February 1994, subject to the approval by stockholders of the Company's 1994 Stock Option Plan, stock options for the purchase of 40,000 shares of Common Stock. The Company's 1994 Stock Option Plan was subsequently approved by the Company's stockholders. The Stock Option Plans Committee believes that this stock option grant, which would have value to Mr. Feinstein if the Company's stock appreciates in the marketplace, would more fully align his interests with those of the Company's stockholders.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. The Company does not believe that Section 162(m) will generally have an effect on the Company, because of the current and expected compensation levels of its officers. However, the Committee intends to periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of its executive officer compensation (including its stock plans) to comply with certain exemptions provided in
Section 162(m). To meet the requirements of Section 162(m), effective February 9, 1994 the Board established the Stock Option Plans Committee to administer all of the Company's stock option plans.

                                          Compensation Committee

                                          Joseph E. Kasputys, Ph.D, Chairman*
                                          Everett N. Baldwin*
                                          L. Dennis Shapiro
                                          Steven M. Tritman*

                                          * Member of the Stock Option Plans
                                           Committee

2. RATIFICATION AND APPROVAL OF 1995 EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Although there are approximately 230,000 shares available for issuance under the Company's 1992 Employee Stock Purchase Plan, the final offering under such plan terminates in April 1995. In order to continue to encourage stock ownership by employees of the Company, on March 31, 1995 the Board of Directors adopted, subject to stockholder approval, the Company's 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan") providing for the issuance of up to 200,000 shares of Common Stock (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization).

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 1995 PURCHASE PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

  The following is a brief summary of certain provisions of the 1995 Purchase Plan. This summary is qualified in all respects by reference to the full text of the 1995 Purchase Plan, which appears as Exhibit A to this Proxy Statement.

  Offerings and Purchase Price of Shares. The 1995 Purchase Plan consists of ten consecutive semiannual offerings, each (other than the first offering) six months in length. Each semiannual offering period under the 1995 Purchase Plan is referred to as an "Offering Period". The first Offering Period begins in June 1995 and terminates in October 1995 and the final Offering Period begins in November 1999 and terminates in April 2000.

  Each eligible employee who elects to participate in the 1995 Purchase Plan may authorize an amount (a whole percentage from 1% to 10% of such employee's eligible compensation) to be deducted by the Company from his pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have, to the extent of accumulated payroll deductions, purchased shares of the Company's Common Stock at a price equal to 90% of the fair market value per share of the Common Stock on either the first day or the last day of the Offering Period, whichever is lower. The fair market value of the Company's Common Stock on March 15, 1995, represented by the closing sale price on the Nasdaq National Market, was $6.00.

  In no event may an employee purchase in any one Offering Period a number of shares which is more than 125% of the quotient of (A) 150% of the employee's annualized base pay multiplied by the percentage of the amount he or she has elected to have withheld divided by (B) 90% of the market value of a share of Common Stock on the commencement date of the Offering, but in no event more than 500 shares.

  Eligibility. With certain limited exceptions in the case of employees already holding a significant amount of Common Stock, each employee of the Company having at least six months of service as of the date of the Offering Period commences and who ordinarily works 20 or more hours per week and more than five months per year is eligible to participate in the 1995 Purchase Plan. As of March 15, 1995, approximately 240 employees were eligible to participate in the 1995 Purchase Plan. The purchase of shares under the 1995 Purchase Plan is voluntary, and the Company cannot now determine the number of shares to be purchased in the future by any person or group.

  If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to purchase shares under the 1995 Purchase Plan, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the 1995 Purchase Plan terminate upon voluntary withdrawal from the 1995 Purchase Plan at any time, or when such employee ceases employment for any reason.

  Change in Control. In the event of a change in control of the Company, the Board of Directors may accelerate the last day of the Offering Period then in effect and permit participants to purchase shares under the 1995 Purchase Plan at such accelerated transaction date. The 1995 Purchase Plan also contains provisions relating to the disposition of rights to purchase shares in the event of certain mergers or other significant transactions involving the Company.

  Amendment and Termination. The Board of Directors of the Company may terminate or amend the 1995 Purchase Plan at any time. However, no amendment shall be made without prior approval of the stockholders of the Company if such approval is required under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), or Rule 16b-3 under the Exchange Act, and no amendment may be made that would cause the plan to fail to qualify under Section 423 of the Code or Section 16 of the Exchange Act.

  Federal Income Tax Consequences. The 1995 Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code, which provides that the participant does not have to pay any federal income tax upon joining the 1995 Purchase Plan or when an offering ends and he or she receives shares of Common Stock. The participant is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price that he or she paid for them. If the participant has owned the shares for more than one year and disposes of them at least two years after the date the offering commenced, he or she will be taxed as follows. If the sale price of the shares is equal to or less than the price paid for the shares under the 1995 Purchase Plan, the participant will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the 1995 Purchase Plan, the participant will recognize ordinary income in an amount equal to the lesser of (i) the market price of the shares on the day the offering commenced over the price paid or (ii) the excess of the sale price over the price paid. Any further gain is treated as a long-term capital gain.

  If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering period commenced, the employee will have to recognize ordinary income on the amount of the difference between the purchase price and the market price of the shares on the date of purchase and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss (long or short-term, depending on the period the employee has owned the shares) for the difference between the sale price and the market price on the date of purchase. Other than as described above, the Company will not be entitled to a tax deduction upon the purchase or sale of shares under the 1995 Purchase Plan.

3. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

  Subject to ratification by the stockholders, the Board of Directors has selected the firm of Coopers & Lybrand L.L.P., certified public accountants, as independent accountants of the Company for the Company's 1995 fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1979. Although stockholder approval of the Board of Directors' selection of Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give the stockholders an opportunity to ratify this selection. If this proposal is not approved, the Board of Directors will reconsider its selection of Coopers & Lybrand L.L.P. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

4. OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in this regard.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal office in Cambridge, Massachusetts not later than December 14, 1995 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          NORMAN B. ASHER, Clerk

Cambridge, Massachusetts
April 12, 1995

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             LIFELINE SYSTEMS, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

  The purpose of this Plan is to provide eligible employees of Lifeline Systems, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.02 par value (the "Common Stock"). Two hundred thousand (200,000) shares of Common Stock in the aggregate have been approved for this purpose.

  1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

  2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

    (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

    (b) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

    (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

  No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

  3. Offerings. The Company will make ten offerings ("Offerings") to employees to purchase stock under this Plan.

    (a) Offering 1 shall begin on June 1, 1995 and terminate on October 31,
  1995.

    (b) Offering 2 shall begin on November 1, 1995 and terminate on April 30, 1996.

    (c) Offering 3 shall begin on May 1, 1996 and terminate on October 31,
  1996.

    (d) Offering 4 shall begin on November 1, 1996 and terminate on April 30, 1997.

    (e) Offering 5 shall begin on May 1, 1997 and terminate on October 31,
  1997.

    (f) Offering 6 shall begin on November 1, 1997 and terminate on April 30, 1998.

    (g) Offering 7 shall begin on May 1, 1998 and terminate on October 31,
  1998.

    (h) Offering 8 shall begin on November 1, 1998 and terminate on April 30, 1999.

    (i) Offering 9 shall begin on May 1, 1999 and terminate on October 31,
  1999.

    (j) Offering 10 shall begin on November 1, 1999 and terminate on April 30, 2000.

  If any of the above dates is not a business date, the Offering shall commence or terminate, as applicable, on the first business day thereafter. The date of the commencement of each Offering is referred to herein as an "Offering Commencement Date" and the date of termination of each Offering is referred to herein as an "Offering Termination Date." Each Offering period is referred to herein as a "Plan Period," during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period.

  4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the office of Human Resources of the Company at least seven but not more than 30 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses and executive medical reimbursements, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including overtime and shift premium.

  5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

  No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

  6. Deduction Changes. An employee may not increase or decrease his or her payroll deduction during a Plan Period.

  7. Interest. Interest will not be paid on any employee accounts, except as otherwise provided herein.

  8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering by providing written notice of withdrawal to the office of Human Resources of the Company. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated there under may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

  9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by (i) multiplying an amount equal to 150% of the employee's annualized base pay as of the Offering Commencement Date by the percentage of it which he or she has elected to have withheld (but not in excess of 10%), (ii) dividing such product by 90% of the market value of a share of Common Stock as of the Offering Commencement Date, and (iii) multiplying such quotient by 1.25, but in no event more than 500 shares. The market value of the Common Stock shall be determined as provided in the following paragraph. An employee's annualized base pay shall be determined as follows: (i) in the case of a full-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by 2080; (ii) in the case of a part-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by the product of 52 times the number of hours in his or her normal work week; (iii) in the case of an employee normally paid at a weekly rate, by multiplying his or her normal weekly rate by 52; (iv) in the case of an employee normally paid at a bi-weekly rate, by multiplying his or her normal bi-weekly rate by 26; and (v) in the case of an employee normally paid at a monthly rate, by multiplying his or her normal monthly rate by 12.

  The purchase price for each share purchased will be 90% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

  Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

  10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

  11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

  12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

  13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

  14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

  15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

  16. Merger. If the Company shall at any time merge with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board of Directors shall take such steps in connection with such merger as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder. In the event of a merger in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them, with simple interest computed at the 90-day Treasury Bill rate as of the applicable Offering Commencement Date; provided, however, that the Board of Directors may, in the event of such merger or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

  17. Change in Control. Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below), the Board of Directors may accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or (iv) of this Section
17) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities or (C) a merger or consolidation which has been approved by a majority of the Disinterested Directors; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, by a resolution adopted by two-thirds of the Disinterested Directors prior to the occurrence of any of the events otherwise constituting a Change in Control of the Company, declare that such event will not constitute a Change in Control of the Company for the purposes of the Plan. If such resolution is adopted, such event shall not constitute a Change in Control of the Company for any purpose of the Plan.

  18. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or
Section 423 of the Code.

  19. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. The balance of the payroll deductions credited to the account of each participating employee shall be returned to him or her with simple interest computed upon such balance at the 90-day U.S. Treasury Bill rate as of the applicable Offering Commencement Date.

  20. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

  21. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

  The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

  The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

  22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

  23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

  24. Effective Date and Approval of Shareholders. The Plan shall take effect on March 31, 1995, subject to approval by the shareholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                          Adopted by the Board of Directors on
                                          March 31, 1995